UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

 (Registrant’s telephone number, including area code)

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2021, Veeco Instruments Inc. (the “Borrower” or the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”), by and among the Borrower, the Guarantors (as defined below), the lenders from time to time party thereto, and HSBC Bank USA, N.A. (“HSBC”), as administrative agent and collateral agent for the lenders, providing for a senior secured revolving credit facility in an aggregate principal amount of $150 million (the “Credit Facility”), including a $15 million letter of credit sublimit. HSBC served as joint lead arranger and joint bookrunner on the transaction along with Barclays Bank PLC, Santander Bank, N.A., and Citibank, N.A., with additional commitments made by Silicon Valley Bank.

The Credit Facility is guaranteed by the Borrower’s direct material U.S. subsidiaries, subject to customary exceptions (the “Guarantors”), pursuant to a guaranty by the Guarantors in favor of HSBC, as agent (the “Guaranty”). Borrowings under the Credit Facility are secured by a first-priority lien on substantially all of the assets of the Borrower and the Guarantors, subject to customary exceptions. The Credit Facility has a term of five years, maturing on December 16, 2026.

Subject to certain conditions and the receipt of commitments from the lenders, the Loan and Security Agreement allows for revolving commitments under the Credit Facility to be increased by up to $75 million. The existing lenders under the Credit Facility are entitled, but not obligated, to provide such incremental commitments.

Borrowings will bear interest at a floating rate which can be, at the Borrower’s option, either (a) an alternate base rate plus an applicable rate ranging from 0.50% to 1.25% or (b) a SOFR rate (with a floor of 0.00%) for the specified interest period plus an applicable rate ranging from 1.50% to 2.25%, in each case, depending on the Borrower’s Secured Net Leverage Ratio (as defined in the Loan and Security Agreement). The Borrower will pay an unused commitment fee ranging from 0.25% to 0.35% based on unused capacity under the Credit Facility and the Borrower’s Secured Net Leverage Ratio. The Company may use the proceeds of borrowings under the Credit Facility to pay transaction fees and expenses, provide for its working capital needs and reimburse drawings under letters of credit and for other general corporate purposes.

The Loan and Security Agreement contains customary affirmative covenants for transactions of this type, including, among others, the provision of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain material events, preservation of existence, maintenance of properties and insurance, compliance with laws, including environmental laws, the provision of additional guarantees, and an affiliate transactions covenant, subject to certain exceptions. The Loan and Security Agreement contains customary negative covenants, including, among others, restrictions on the ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make investments, acquisitions, loans, or advances, pay dividends, and sell or otherwise transfer assets.

The Loan and Security Agreement contains financial maintenance covenants that require the Borrower to maintain an Interest Coverage Ratio (as defined in the Loan and Security Agreement) of not less than 3.00 to 1.00, a Total Net Leverage Ratio (as defined in the Loan and Security Agreement) of not more than 4.50 to 1.00, and a Secured Net Leverage Ratio (as defined in the Loan and Security Agreement) of not more than 2.50 to 1.00, in each case, tested at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2022. The Loan and Security Agreement also provides for a number of customary events of default, including, among others: payment defaults to the lenders; voluntary and involuntary bankruptcy proceedings; covenant defaults; material inaccuracies of representations and warranties; certain change of control events; material money judgments; and other customary events of default. The occurrence of an event of default could result in the acceleration of obligations and the termination of lending commitments under the Loan and Security Agreement.

The foregoing descriptions of the Loan and Security Agreement and Guaranty are qualified in their entirety by reference to the full text of the Loan and Security Agreement and the Guaranty attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1+	Loan and Security Agreement, dated as of December 16, 2021, by and among Veeco Instruments Inc., as borrower, the guarantors party thereto, the lenders from time to time party thereto, HSBC Bank USA, National Association, as administrative agent, collateral agent, joint lead arranger, and joint bookrunner, Barclays Bank PLC, as joint lead arranger and joint bookrunner, and Santander Bank, N.A., as joint lead arranger and joint bookrunner.

10.2	Guaranty, dated as of December 16, 2021, by the guarantors identified therein in favor of HSBC Bank USA, National Association, as agent.

104	Cover Page Interactive Data File (formatted as inline XBRL).

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2021

VEECO INSTRUMENTS INC.

By:	/s/ Kirk Mackey
Name: Kirk Mackey
Title: Vice President, General Counsel and Corporate Secretary